UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2021

HEALTHCARE SOLUTIONS MANAGEMENT GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-147367	38-3767357
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 School St, Suite 303, Glen Cove NY 11542

(Address of principal executive offices)

(866) 668-2188

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 - Termination of a Material Definitive Agreement.

On September 14, 2021, Healthcare Solutions Management Group, Inc.’s (the “Company”) wholly owned subsidiary, Healthcare Solutions Holdings, Inc. (“HSH”) terminated a consulting agreement (the “Consulting Agreement”) dated October 1, 2018 between HSH and Tarun Jolly (the “Consultant”), pursuant to Section 20(e) of the Consulting Agreement, which permits HSH to terminate the Consulting Agreement any time without cause, with the termination to be effective as of September 15, 2021. Pursuant to the Consulting Agreement, the Company had engaged the Consultant to provide general business, advisory and transaction, support and consulting services to HSH in exchange for warrants to purchase shares of HSH upon the occurrence of certain milestones none of which were ever achieved.

Item 3.03 - Material Modification to Rights of Security Holders.

The disclosures in Item 5.03 on this Current Report on Form 8-K are incorporated into this Item 3.03 by reference.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 13, 2021, the Board of Directors (the “Board”) of the “Company approved (i) a 1 for 115 Reverse Stock Split of the Company’s common stock with any fractional shares of common stock resulting therefrom being rounded up to the nearest whole share of common stock (the “Reverse Stock Split”) and (ii) a voluntary change in the Company’s stock symbol from “VRTY” to a symbol selected by the Company’s officers (the “Symbol Change” and together with the Reverse Stock Split, referred to herein together as the “Corporate Actions”).

On the same date, 52.42 % of the Company’s shareholders also approved the Corporate Actions.

On September 15, 2021, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate”) with the Delaware Secretary of State for the Reverse Stock Split, with an effective date of the later of (i) September 29, 2021 or (ii) on a date that that the Reverse Stock Split, is announced by Financial Industry Regulatory Authority (“FINRA”).

The Company submitted an Issuer Company Related Action Notification regarding the Corporate Actions, as well as its prior name change to its current name, to FINRA on September 16, 2021. There can be no assurance that FINRA will process the Corporate Actions or name change, as planned, or at all.

The description of the Certificate above is qualified in its entirety by the Certificate filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 – Other Events.

The Company also would like to make disclosure of the termination of the following non-material agreements.

On September 14, 2021, HSH terminated a Consulting Services Agreement by and between Flex Surgical Management LLC and Matt Thibaut, an individual and HSH dated September 1, 2020 (the “Agreement”) pursuant to Section 17(e) of the Agreement and all other terms and conditions of the Agreement.  Termination will be effective as of September 16, 2021, in accordance with the terms and provisions of the Agreement.

On September 14, 2021, HSH terminated a Field Representative Offer of Employment by and between Stephen Fertig, an individual and HSH dated August 21, 2019 (the “Offer”) pursuant to Section 7 of the Offer and all other terms and conditions of the Offer. Termination will be effective as of September 16, 2021, in accordance with the terms and provisions of the Offer.

On September 14, 2021, HSH terminated an Independent Contractor Agreement by and between John Keeling, Jr., an individual and HSH dated October 22, 2018 (the “Agreement”) pursuant to Section 4(4.2) of the Agreement and all other terms and conditions of the Agreement. Termination will be effective as of September 15, 2021, in accordance with the terms and provisions of the Agreement.

On September 14, 2021, HSH terminated a Consulting Services Agreement by and between BBCV Group, LLC and HSH dated October 30, 2019 (the “Agreement”) pursuant to Section 6(a) of the Agreement and all other terms and conditions of the Agreement. Termination will be effective as of September 30, 2021, in accordance with the terms and provisions of the Agreement.

Item 9.01 - Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description

3.1*	Certificate of Amendment.

_______

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Solutions Management Group, Inc

Date: September 17, 2021	/s/ Justin Smith
Justin Smith

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